Exhibit 99.1

LabStyle Innovations Appoints Mr. Gadi Levin as Chief Financial Officer

Experienced public company CFO augments LabStyle’s senior management capabilities as the company moves towards commercial launch of DarioTM

Separately, Professor Itamar Raz steps down from LabStyle’s Board of Directors to lead expansion of company’s Scientific Advisory Board

Ramat Gan, Israel, November 27, 2013 --- LabStyle Innovations Corp. (OTCQB:DRIO), developer of Dario™, a cloud-based, mobile health (mHealth) platform for diabetes management and related blood glucose monitoring, announced that Mr. Gadi Levin, CPA, MBA, has been appointed as the company’s chief financial officer, secretary and treasurer.

Mr. Levin’s appointment augments LabStyle’s finance, budgeting and accounting functions as the company moves closer to the world roll-out of the complete Dario™ diabetes management platform beginning with the launch of the Dario™ iOS software application, scheduled for December 12, 2013 in the United Kingdom, Australia and New Zealand. The commercial launch of the Dario™ all-in-one blood glucose monitoring device is to follow during the first quarter of 2014 in the United Kingdom, Australia, New Zealand and in select countries in mainland Europe.

Mr. Levin, age 40, is a seasoned executive with significant experience in capital market financings, accounting and financial management. He joins LabStyle from Adira Energy, Ltd., an oil and gas company focused in the Eastern Mediterranean (OTCQB:ADENF, TSX.V:ADL), where he has served as chief financial officer since 2010. At Adira, Mr. Levin was responsible for multiple key management functions, including finance, treasury and accounting, investor relations, human resources, information technology and general management. He managed a budget in excess of US$75 million and played a key role in raising capital in both public and private offerings. His experience prior to Adira includes finance and accounting roles at two asset and investment firms. Mr. Levin began his career in public accounting at Arthur Anderson and Ernst & Young, where, among other clients, he worked with software and biomedical companies. He holds undergraduate degrees from the University of Cape Town and the University of South Africa and an MBA from Bar Ilan University.

Mr. Mordechi (Motty) Hershkowitz, LabStyle’s original and current chief financial officer, treasurer and secretary, is leaving the company to pursue other interests. He is expected to remain with the company through a transition period.

“As we continue to plan for the growth of our company, we are very pleased to have Gadi join our senior management team. Gadi brings to LabStyle a deep understanding of the operations of a public company. We believe that his finance, budgeting and accounting skills as well as his overall management experience will be a great asset to us as we begin the worldwide roll-out of the DarioTM diabetes management platform, beginning next month and continuing into next year and beyond,” said Mr. Erez Raphael, LabStyle’s president and chief executive officer. “I would also like to sincerely thank Mr. Motty Hershkowitz for his excellent service to LabStyle. We wish him the best in his future endeavors.”

LabStyle also announced today that internationally acclaimed diabetes expert Professor Itamar Raz, currently a member of LabStyle’s Board of Directors, will step down from the board and will move forward to spearhead the further expansion of LabStyle’s Scientific Advisory Board, which he leads.

Commenting on Professor Raz’s new role with the company, Dr. Oren Fuerst, LabStyle’s executive chairman and co-founder, stated, “Professsor Raz’s global leadership and expertise in diabetes care and science is a significant asset that we plan to continue leveraging as part of LabStyle’s ongoing pursuit to innovate in the mobile health sector.”

About LabStyle Innovations

LabStyle Innovations Corp. (OTCQB:DRIO) is a mobile health (mHealth) company developing and commercializing patent-pending technology providing consumers with laboratory-testing capabilities using smart phones. LabStyle’s flagship product, Dario™, is a mobile, cloud-based, diabetes management platform which includes a stylish, ‘all-in-one’, pocket-sized, blood glucose monitoring device, iOS and Android apps and a web application. Dario™ received CE mark certification in September 2013 and is pursuing patent applications in multiple jurisdictions covering the specific processes related to blood glucose level measurement as well as more general methods of rapid tests of body fluids using mobile devices and cloud-based services. For more information: www.mydario.com.

Cautionary Note Regarding Forward-Looking Statements

This news release and the statements of representatives and partners of LabStyle Innovations Corp. (the “Company”) related thereto contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “plan,” “project,” “potential,” “seek,” "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate" or "continue" are intended to identify forward-looking statements. Readers are cautioned that certain important factors may affect the Company's actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect the Company's results include, but are not limited to, regulatory approvals, product demand, market acceptance, impact of competitive products and prices, product development, commercialization or technological difficulties, the success or failure of negotiations and trade, legal, social and economic risks, and the risks associated with the adequacy of existing cash resources. Additional factors that could cause or contribute to differences between the Company's actual results and forward-looking statements include, but are not limited to, those risks discussed in the Company's filings with the U.S. Securities and Exchange Commission. Readers are cautioned that actual results (including, without limitation, the performance of the new executive and the Company’s commercial and regulatory plans for Dario as described herein) may differ significantly from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Dario™ and the Dario™ logo are trademarks owned by LabStyle Innovation Ltd.

© 2013 LabStyle Innovations Corp. All rights reserved.